EXHIBIT 99.1

Know Labs, Inc. Announces Closing of $8.28 Million

Public Offering of Common Stock

SEATTLE – Sept. 20, 2022 – Know Labs, Inc. (NYSE American: KNW), an emerging developer of non-invasive medical diagnostic technology, today announced the closing of its underwritten public offering of 4,140,000 shares of its Common Stock at a public offering price of $2.00 per share, which includes the exercise by the underwriter of its over-allotment option to purchase up to 540,000 shares. The gross proceeds from this offering, before deducting underwriting discounts and commissions and other offering expenses payable by Know Labs, was $8.28 million.

The Common Stock began trading on the NYSE American under the symbol “KNW” on September 16, 2022.

Boustead Securities, LLC acted as the sole underwriter, on a firm commitment basis, for the Know Labs offering.

The registration statement on Form S-1, as amended, was filed with the Securities and Exchange Commission (“SEC”) and was declared effective on September 15, 2022. A final prospectus relating to the offering was filed with the SEC and is available on the SEC’s website at http://www.sec.gov or by contacting Boustead Securities, LLC, via email: offerings@boustead1828.com or by calling +1 (949) 502-4408 or standard mail at Boustead Securities, LLC, Attn: Equity Capital Markets, 6 Venture, Suite 395, Irvine, CA 92618, USA.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Know Labs, Inc.

Know Labs, Inc. is a public company whose shares trade under the stock symbol “KNW.” The Company’s technology uses spectroscopy to direct electromagnetic energy through a substance or material to capture a unique molecular signature. The Company refers to its technology as Bio-RFID™. The Bio-RFID technology can be integrated into a variety of wearable, mobile or bench-top form factors. This patented and patent-pending technology makes it possible to effectively identify and monitor analytes that could only previously be performed by invasive and/or expensive and time-consuming lab-based tests. The first application of our Bio-RFID technology will be in a product marketed as a non-invasive glucose monitor. It will provide the user with real-time information on blood glucose levels. This product will require U.S. Food and Drug Administration approval prior to its introduction to the market.

Safe Harbor Statement

This release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of Know Labs, Inc., its directors or its officers with respect to, among other things: (i) financing plans; (ii) trends affecting its financial condition or results of operations; (iii) growth strategy and operating strategy; and (iv) performance of products. You can identify these statements by the use of the words “may,” “will,” “could,” “should,” “would,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “forecast,” “probable,” “potential,” and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond Know Labs, Inc.’s ability to control, and actual results may differ materially from those projected in the forward-looking statements as a result of various factors. These risks and uncertainties also include such additional risk factors as are discussed in the Company’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended September 30, 2021, Forms 10-Q and 8-K, and in other filings we make with the Securities and Exchange Commission from time to time. These documents are available on the SEC Filings section of the Investor Relations section of our website at www.knowlabs.co. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

For Underwriter Inquiries Contact:

Boustead Securities, LLC

Keith Moore, CEO

keith@boustead1828.com

Ph. 949-502-4408

For Know Labs Media Inquiries Contact:

Linhart PR

Mallory West

mwest@linhartpr.com

Ph. (317) 439-3173

Know Labs, Inc. Contact:

Jordyn Hujar

jordyn@knowlabs.co

Ph. (206) 629-6414